As filed with the Securities and Exchange Commission on May 6, 2015
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	30-0278688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive
Winston-Salem, NC	27104
(Address of principal executive offices)	(Zip Code)

Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan
 (Full title of the plan)

Mark Castaneda
Chief Financial Officer
Primo Water Corporation
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104
(Name and address of agent for service)
336-331-4000
(Telephone number, including area code,
of agent for service)

Copy to:

Sean M. Jones
Patrick J. Rogers
K&L Gates LLP
Hearst Tower, 47th Floor
Charlotte, North Carolina 28203
704-331-7406

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under the Amended and Restated 2010 Omnibus Long-Term Incentive Plan	1,500,000	(3)	$5.19	(4)	$7,785,000	(4)	$905

(1)	Pursuant to Rule 416(a) and (b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend or other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-175165 and 333-192341), which relate, among other things, to the issuance and sale from time to time of up to 718,273 and 1,500,000 shares, respectively, of the registrant’s Common Stock pursuant to the Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan.

(3)	Represents an increase to the authorized number of shares of Common Stock as to which equity compensation may be granted under the Amended and Restated 2010 Omnibus Long-Term Incentive Plan approved by the Registrant’s stockholders.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act and based on the average of the high and low prices of the Common Stock at May 1, 2015 as reported on the Nasdaq Global Market.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of our common stock, par value $0.001 per share, for issuance under the Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan. In accordance with General Instruction E to Form S-8, the contents of the Registrant’s prior Registration Statements on Form S-8 (Registration Nos. 333-175165 and 333-192341) are hereby incorporated by reference except to the extent expressly superseded herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 16, 2015;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed with the SEC on May 6, 2015;

•	Current Report on Form 8-K filed on May 5, 2015 (other than portions of those documents furnished but deemed not to have been filed); and

•	The description of the Registrant’s common stock contained in the Registration Statement on Form S-1 filed with the SEC on March 12, 2010, as amended (File No. 333-165452), which description is incorporated by reference into the Registration Statement on Form 8-A (File No. 001-34850) filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on August 11, 2010, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.  The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

4.1
Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (previously filed as Appendix A to the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders filed on April 13, 2012, which is incorporated herein by reference).

4.2
Amendment No. 1 to Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (previously filed as Appendix A to the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed on March 30, 2015, which is incorporated herein by reference).

5.1	Opinion of K&L Gates LLP (filed herewith).

23.1	Consent of McGladrey LLP (filed herewith).

23.2	Consent of K&L Gates LLP (contained in Exhibit 5 to this Registration Statement and filed herewith).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on May 6, 2015.

PRIMO WATER CORPORATION

By:	/s/ Billy D. Prim
Name: Billy D. Prim
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Billy D. Prim, Mark Castaneda and David J. Mills and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on May 6, 2015:

Signature	Title
/s/ Billy D. Prim	Chairman, Chief Executive Officer and Director
Billy D. Prim	(Principal Executive Officer)

/s/ Mark Castaneda	Chief Financial Officer
Mark Castaneda	(Principal Financial Officer)

/s/ David J. Mills	Vice President of Finance
David J. Mills	(Principal Accounting Officer)

/s/ Richard A. Brenner	Director
Richard A. Brenner

/s/ Susan E. Cates	Director
Susan E. Cates

/s/ Jack C. Kilgore	Director
Jack C. Kilgore

/s/ Malcolm McQuilkin	Director
Malcolm McQuilkin

EXHIBIT INDEX

Exhibit Number	Description

4.1
Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (previously filed as Appendix A to the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders filed on April 13, 2012, which is incorporated herein by reference).

4.2
Amendment No. 1 to Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (previously filed as Appendix A to the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed on March 30, 2015, which is incorporated herein by reference).

5.1	Opinion of K&L Gates LLP (filed herewith).

23.1	Consent of McGladrey LLP (filed herewith).

23.2	Consent of K&L Gates LLP (contained in Exhibit 5 to this Registration Statement and filed herewith).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).